MATERIAL CHANGE REPORT

BC Form 53-901F securities act (British Columbia) MATERIAL CHANGE REPORT UNDER SECTION 85 (1)

FORM 27 SECURITIES ACT (ALBERTA) MATERIAL CHANGE REPORT UNDER SECTION 118(1)

FORM 25 SECURITIES ACT (SASKATCHEWAN) MATERIAL CHANGE REPORT UNDER SECTION 84(1)(B)

FORM 27 SECURITIES ACT (ONTARIO) MATERIAL CHANGE REPORT UNDER SECTION 75(2)

FORM 27 SECURITIES ACT (NOVA SCOTIA) MATERIAL CHANGE REPORT UNDER SECTION 81(2)

(MANITOBA) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

FORM 27 SECURITIES ACT (QUEBEC) MATERIAL CHANGE REPORT UNDER SECTION 73

FORM 26 SECURITIES ACT (NEWFOUNDLAND) MATERIAL CHANGE REPORT UNDER SECTION 76(2)

(NEW BRUNSWICK) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(PRINCE EDWARD ISLAND) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(YUKON) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

Item 1

Reporting Issuer

Queenstake Resources Ltd.

712C – 12th Street

New Westminster, B.C. V3M 4J6

Item 2

Dates of Material Change

January 16, 2003 and January 31, 2003

Item 3

Press Release

Press release NR03-1 and NR03-2 were issued to the Toronto Stock Exchange being the only exchange upon which the shares of the Company are listed and through various approved public media on January 16 2003 and January 31 2003.

Item 4

Summary of Material Change

Queenstake Resource Ltd. (QRL-TSX) closed a non-brokered private placement financing of $1,581,520 in an initial closing on January 16, 2003 and a final closing on January 31, 2003.

Item 5

Full Description of Material Change

On January 16, 2003 Queenstake Resources Ltd. closed $1,214,400 of a non-brokered private placement financing previously announced December 20, 2002 (NR2002-12).

On January 10, 2003 The Toronto Stock Exchange approved the increase of the non-brokered private placement from a total of 5,000,000 units to a total of up to 7,000,000 units and the potential finders' fee warrants to 700,000 from 500,000 to accommodate additional investor interest.

On January 16, 2003, the Company issued 5,060,000 common shares and 5,060,000 common share purchase warrants entitling the holder to purchase one common share at an exercise price of $0.30 at any time until January 15, 2004. The Company paid a cash finders’ fee of $97,152 and issued 506,000 finders’ share purchase warrants entitling the holder to purchase one common share at an exercise price of $0.26 at any time until January 15, 2004.The common shares and any common shares issued pursuant to any Warrant or Finder’s Warrants exercises prior to May 19, 2003, will have a hold period expiring on May 19, 2003.

On January 31, 2003, the Company closed $367,120 of the same non-brokered private placement financing bringing the total raised pursuant to this private placement to $1,581,520.

On January 31, 2003 the Company issued 1,529,667 common shares and 1,529,667 common share purchase warrants entitling the holder to purchase one common share at an exercise price of $0.30 at any time until January 30, 2004. The Company paid a cash finders’ fee of $29,370 and issued 152,967 finders’ share purchase warrants entitling the holder to purchase one common share at an exercise price of $0.26 at any time until January 30, 2004.The common shares and any common shares issued pursuant to any Warrant or Finder’s Warrants exercises prior to June 2, 2003, will have a hold period expiring on June 2, 2003.

Item 6

Reliance on Section 85(2) of the Securities Act (British Columbia), or

Reliance on Section 118 (2) of the Securities Act (Alberta), or

Reliance on Section 84(2) of the Securities Act, 1988 (Saskatchewan), or

Reliance on Section 75(3) of the Securities Act (Ontario), or

Reliance on Section 81(3) of the Securities Act (Nova Scotia) or

Reliance on National Policy No. 40 (Manitoba), or

Reliance on Section 74 of the Securities Act (Quebec), or

Reliance on Section 5 of the Regulations to the Securities Act (Newfoundland), or

Reliance on National Policy No. 40 (New Brunswick), or

Reliance on National Policy No. 40 (Prince Edward Island), or

Reliance on National Policy No. 40 (Yukon).

Not applicable

Item 7

Omitted information

Not applicable

Item 8

Senior Officers

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commission at the following address and telephone number:

Doris Meyer, Chief Financial Officer, Vice President Finance and Corporate Secretary (604) 516-0566

Item 9

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

Dated at the City of New Westminster, in the Province of British Columbia, this 31st day of January 2003.

Queenstake Resources Ltd.

/s/ Doris Meyer

Per:  Doris Meyer

Vice President, Finance and Corporate Secretary

Queenstake Resources Ltd. – Material Change Report – October 3, 2002